Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-192344) on Form S-1 of Boston Therapeutics, Inc. of our report dated March 14, 2014, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachussetts
March 26, 2014